UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 1, 2010
NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)
609-524-4500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 1, 2010, Nuclear Innovation North America LLC (“NINA”), an 88% percent owned indirect subsidiary of NRG Energy, Inc. (the “Company”), entered into a Project Agreement, Settlement Agreement and Mutual Release (the “Settlement Agreement”), by and among the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility (“CPS Energy”), NINA Texas 3 LLC (“NINA 3”) and NINA Texas 4 LLC (“NINA 4”, and together with NINA 3, the “NINA Parties”), and solely for purposes of certain sections of the Settlement Agreement, by the Company and NRG South Texas LP (“NRG South Texas”). The Settlement Agreement memorializes NINA’s February 17, 2010 agreement in principle with CPS Energy to acquire a controlling interest in the project to construct STP Units 3 and 4 through a settlement of all outstanding litigation among the parties. As part of the resolution of this dispute, on March 1, 2010, the NINA Parties and the City of San Antonio also entered into the STP 3 & 4 Owners Agreement (the “Owners Agreement”).
     The Owners Agreement replaces the interim agreement previously reached among the parties on October 29, 2007. The Owners Agreement: (i) finalizes the ownership percentages for the STP 3 & 4 project at 92.375% for NINA and 7.625%% for CPS Energy, (ii) provides that NINA will assume all management and control of the STP 3 & 4 project, (iii) specifies that NINA will be responsible for all development costs incurred after January 31, 2010, and (iv) provides that CPS Energy will withdraw its loan guarantee application with the U.S. Department of Energy (“DOE”) and fully support NINA’s loan guarantee application with the DOE. The Settlement Agreement dismisses all litigation with prejudice and obligates NRG to pay CPS Energy $80 million upon the receipt by NINA of a term sheet for a conditional commitment for a loan guarantee with the DOE. The first $40 million is due after receipt of the term sheet for a conditional commitment for a loan guarantee and the remaining $40 million is payable six months thereafter. The Company also committed to donate $10 million in equal installments over four years to the Residential Energy Assistance Partnership in San Antonio.
     A copy of the Settlement Agreement is attached as Exhibit 10.1 and a copy of the Owners Agreement is attached as Exhibit 10.2 to the Current Report on Form 8-K. The description of the material terms of the Settlement Agreement and the Owners Agreement is qualified in its entirety by reference to such exhibits.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1
Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among by and among Nuclear Innovation North America LLC, the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility, NINA Texas 3 LLC and NINA Texas 4 LLC, and solely for purposes of certain sections of the Settlement Agreement, by NRG Energy, Inc and NRG South Texas LP

Exhibit No.	Document
10.2
STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among Nuclear Innovation North America LLC, the City of San Antonio, NINA Texas 3 LLC and NINA Texas 4 LLC (Portions of this Exhibit have been omitted pursuant to a request for confidential treatment)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ Michael R. Bramnick
Michael R. Bramnick
Senior Vice President and General Counsel

Dated: March 2, 2010

EXHIBIT INDEX

Exhibit No.	Document
10.1
Project Agreement, Settlement Agreement and Mutual Release, dated March 1, 2010, by and among by and among Nuclear Innovation North America LLC, the City of San Antonio acting by and through the City Public Service Board of San Antonio, a Texas municipal utility, NINA Texas 3 LLC and NINA Texas 4 LLC, and solely for purposes of certain sections of the Settlement Agreement, by NRG Energy, Inc and NRG South Texas LP

10.2
STP 3 & 4 Owners Agreement, dated March 1, 2010, by and among Nuclear Innovation North America LLC, the City of San Antonio, NINA Texas 3 LLC and NINA Texas 4 LLC (Portions of this Exhibit have been omitted pursuant to a request for confidential treatment)

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